UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

METRO ONE TELECOMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-262645	93-0995165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North Gould Street, Suite 2990 Sheridan, Wyoming	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 683-0855

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2022, Metro One Telecommunications, Inc. (the “Company”) announced the appointment of Eyal Pinto, CPA as the Chief Financial Officer of the Company and Stratford Ltd., the Company’s wholly owned subsidiary (“Stratford” and together with the Company, the “Group”). Effective as of December 22, 2022, Mr. Pinto will serve as Chief Financial Officer of the Group.

Prior to joining the Company, Mr. Pinto was the Head of Finance at Pluri Inc., a publicly traded company listed on Nasdaq and the Tel Aviv Stock Exchange, from March 2020 to December 2022. Prior to joining Pluri Inc., Mr. Pinto served as the Deputy Chief Financial Officer and Business Development Manager at Equashield Ltd from May 2017 to February 2020. In addition, Mr. Pinto served in various positions at KPMG Israel from January 2015 to May 2017, rising to the level of Senior Associate at the time of his departure from KPMG Israel. Mr. Pinto received a bachelor’s degree in Economy and Business Administration from the University of Haifa and an Accounting degree from Bar-Ilan University. Mr. Pinto is a Certified Public Accountant and a member of the Israeli Council of Certified Public Accountants.

During the last two years, there have been no transactions or proposed transactions by the Company in which Mr. Pinto has had or is to have a direct or indirect material interest, and there are no family relationships between Mr. Pinto and any of the Company’s other executive officers or directors.

Employment Agreement

On December 12, 2022, Stratford entered into an employment agreement (the “Employment Agreement”) with Eyal Pinto to serve as Chief Financial Officer of the Group. The term of his employment commences on December 22, 2022 and will continue until terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, Mr. Pinto agreed to devote his full attention and time to his duties described in the Employment Agreement. The Employment Agreement provides that Mr. Pinto will receive an annual base salary of 456,000 New Israeli Shekels (“NIS”), which as of the date of this filing equates to approximately $131,191, payable on our regularly scheduled payday.

Mr. Pinto will be eligible for additional awards during his employment. Stratford will recommend to the board of directors of the Company to grant Mr. Pinto options to purchase 2,000,000 shares of the Company’s common stock, at a price equal to fair market value as determined pursuant to applicable law. Mr. Pinto is entitled to a monthly car and travel allowance.

As part of the Employment Agreement, Mr. Pinto is prohibited from disclosure of confidential and/or proprietary information relating to the Group’s operations, products and services and acknowledging that all intellectual property developed by Mr. Pinto relating to our business constitutes Stratford’s exclusive property. Mr. Pinto further agreed that during his employment with the Group he will not engage in, or have any direct or indirect interest in, any business (whether as a shareholder, employee, consultant, officer or in any managerial capacity) that is competitive with the business of the Group.

The foregoing summary description of the Employment Agreement with Mr. Pinto is qualified in its entirety by reference to the full text thereof. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety.

We issued a press release announcing the appointment of Mr. Pinto as the Chief Financial Officer of the Group on December 22, 2022, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

10.1	Employment Agreement, dated December 12, 2022, between Stratford, Ltd. and Eyal Pinto.

99.1	Press Release issued by Metro One Telecommunications, Inc., dated December 22, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.

Dated: December 22, 2022	By:	/s/ Elchanan Maoz
Name: Elchanan Maoz
Title: Chief Executive Officer, President and Director

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